AMENDMENT TO DISTRIBUTION AGREEMENT

THIS AMENDMENT TO DISTRIBUTION AGREEMENT (this “Amendment”), dated as of the 31st day of August, 2011, is entered into by and between Litman Gregory Funds Trust f/k/a The Masters’ Select Funds Trust, a Delaware statutory trust (the “Trust”), and  Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor,” and together with the Trust, the “Parties”).

RECITALS

WHEREAS, the Trust, Litman Gregory Fund Advisors, LLC, and the Distributor have entered into the Distribution Agreement, dated as of February 25, 2004, as amended (the “Agreement”);

WHEREAS, the Trust has recently changed its name from The Masters’ Select Funds Trust to Litman Gregory Funds Trust;

WHEREAS, the Trust has established a new series, Litman Gregory Masters Alternative Strategies Fund (the “Fund”);

WHEREAS, the Trust desires to retain the Distributor, and the Distributor desires, to act as the principal underwriter in connection with the offering and sale of the shares of beneficial interests in the Fund;

WHEREAS, the Parties desire to amend the Agreement to reflect the aforementioned changes;

WHEREAS, Section 10, Paragraph B of the Agreement allows for an amendment to the Agreement by a written instrument executed by the Parties; and

WHEREAS, this Amendment has been approved by the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust, as such term is defined in the Investment Company Act of 1940, as amended, by a vote cast in person at a meeting held for the purpose of voting on this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	All references to “The Masters’ Select Funds Trust” in the Agreement are hereby replaced with “Litman Gregory Funds Trust.”

2.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

3.	Except to the extent expressly amended by this Amendment, the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed on one or more counterparts as of the date and year first written above.

LITMAN GREGORY FUNDS TRUST                                                                                     QUASAR DISTRIBUTORS, LLC

By: ______________________________                                                                            By: ________________________________

Name:____________________________                                                                             Name:  James R. Schoenike

Title:_____________________________                                                                            Title: President

Exhibit A
to the
Distribution Agreement

Name of Series
Litman Gregory Masters Equity Fund
Litman Gregory Masters International Fund
Litman Gregory Masters Value Fund
Litman Gregory Masters Smaller Companies Fund
Litman Gregory Masters Focused Opportunities Fund
Litman Gregory Masters Alternative Strategies Fund